HEALTHCARE SERVICES GROUP, INC.
                              2643 Huntingdon Pike
                      Huntingdon Valley, Pennsylvania 19006

                                                     [           ]


To:  [Name of Director]




          1.   We are  pleased  to  inform  you that on [             ] you were
granted a non-qualified stock option pursuant to the 1995 Directors' Stock Option Plan (the "Plan") of Healthcare Services Group, Inc. (the "Company") to purchase [ ] shares (the "Shares") of Common Stock, par value $.01 per share, of the Company, at a price of $[ ] per Share. This grant is a separate inducement and agreement in connection with your service as a Director of the Company, and not in lieu of any salary or other remuneration for services.

          2. No part of the option is currently exercisable. The option may first be exercised, with respect to 50% of the option one year from the date of grant. This option may first be exercised with respect to the remaining 50% of the option two years from the date of grant.

          3. To the extent this option is not exercised, it will expire [five] years from the date of the grant.

          4. This option is issued in accordance with and is subject to and conditioned upon all of the terms and conditions of the Plan (a copy of which in its present form is attached hereto), as from time to time amended, provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under this option. Reference is made to the terms and conditions of the Plan, all of which are incorporated by reference in this option agreement as if fully set forth herein.

          5. Unless at the time of the exercise of this option a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect as to such Shares, any Shares purchased by you upon the exercise of this option shall be acquired for investment and not for sale or distribution, and if the Company so requests, upon any exercise of this option, in whole or in part, you will execute and deliver to the Company a certificate to such effect. The Company shall not be obligated to issue any Shares pursuant to this option if, in the opinion of counsel to the Company, the Shares to be so issued are required to be registered or otherwise qualified under the Act or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such Shares have been so registered or otherwise qualified.

          6. You understand and acknowledge that, under existing law, unless at the time of the exercise of this option a registration statement under the Act is in effect as to such Shares (i) any Shares purchased by you upon exercise of this option may be required to be held indefinitely unless such Shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of such Shares made in reliance upon Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold and the manner in which shares may be sold); (iii) in the case of securities to which Rule 144 is not applicable, compliance with Regulation A promulgated under the Act or some other disclosure exemption will be required; (iv) certificates for Shares to be issued to you hereunder shall bear a legend to the effect that the Shares have not been registered under the Act and that the Shares may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (v) the Company will place an appropriate "stop transfer" order with its transfer agent with respect to such Shares; and (vi) the Company has undertaken no obligation to register the Shares or to include the Shares in any registration statement which may be filed by it subsequent to the issuance of the shares to you. In addition, you understand and acknowledge that the Company has no obligation to you to furnish information necessary to enable you to make sales under Rule 144.

          7. This option (or installment thereof) is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, specifying the number of Shares to be purchased, together with payment of the purchase price of the Shares to be purchased. The date the Company receives the written notice shall be the exercise date. The purchase price is to be paid in cash or, by delivering shares of the Company's stock already owned by you and having a fair market value on the date of exercise equal to the exercise price of the option, or a combination of such shares and cash, or otherwise in accordance with the Plan.

          8.   You acknowledge that:

               A. The particular needs of the Company's customers are not generally known in the industry;

               B. The Company has a proprietary interest in the identity of its customers and customer lists; and

               C. Documents and information regarding the Company's methods of operation, sales, pricing, costs, and the specialized requirements of the Company's customers are highly confidential and constitute trade secrets.

          9. During the term of your service as a director, you will have access to and become familiar with various trade secrets and confidential information of the Company, including, but not necessarily limited to, the documents and information referred to in paragraph 8 above. You acknowledge that such confidential information and trade secrets are owned and shall continue to be owned solely by the Company. During the term of your service as a director and for three years after such service to the Company terminates, you agree not to use such information for any purpose whatsoever or to divulge such information to any person other than the Company or persons to whom the Company has given its consent, unless such information has already become common knowledge or unless you are compelled to disclose it by governmental process.

          10.  You agree that:

               A. During the term of your service as a director, you will not, either solely or jointly with, or as manager or agent for, any person, corporation, trust, joint venture, partnership, or other business entity, directly or indirectly, carry on or be engaged or interested in the cleaning, housekeeping, janitorial, and/or laundry business, whether commercial, industrial, residential, wholesale, or retail, in any form whatsoever.

               B. For a period of two (2) years after your directorship has been terminated for any reason, with or without cause, you will not, either solely or jointly with, or as manager or agent for, any person, corporation, trust, joint venture, partnership, or other business entity, directly or indirectly, solicit or accept any customers or accounts that were customers or accounts (or legal successors to customers or accounts) of the Company during any period of time that you were a Director of the Company.

               C. For a period of three (3) years after your directorship has been terminated for any reason, with or without cause, you will not, either solely or jointly with, or as manager or agent for, any person, corporation, trust, joint venture, partnership, or other business entity, directly or indirectly, solicit or accept any customers or accounts which were customers or accounts (or legal successors to customers or accounts) of the Company, and for whose accounts you were responsible at any time while you were a Director of the Company.

          11.  REMEDIES

               A. You acknowledge that compliance with paragraphs 9 and 10 is necessary to protect the business and good will of the Company and that a breach of those paragraphs will irreparably and continually damage the Company, for which money damages may not be adequate. Consequently, you agree that, in the event that you breach or threaten to breach any of these covenants, the Company shall be entitled to both (a) a preliminary or a permanent injunction in order to prevent the continuation of such harm and (b) money damages insofar as they can be determined. Nothing in this Stock Option Agreement, however, shall be construed to prohibit the Company from also pursuing any other remedy, the parties having agreed that all remedies are cumulative.

               B. In the event that there is a dispute arising under or related to this Stock Option Agreement or that a party seeks to enforce any of the terms of this Stock Option Agreement, each party agrees that any legal proceeding will be instituted only in the Court of Common Pleas, Montgomery County, Pennsylvania, or in the United States District Court for the Eastern District of Pennsylvania. Each party irrevocably consents to the jurisdiction of each of those courts and agrees that service of the Complaint or other process may be made as provided in the applicable Rules of Court or as provided in Paragraph 7 of this Stock Option Agreement.

               C. If any provision of the Stock Option Agreement is adjudged by any court to be void or unenforceable, in whole or in part, that adjudication shall not affect the validity of the remainder of this Stock Option Agreement. Each provision, paragraph and subparagraph of this Stock Option Agreement is separate from the others and is a separate and distinct covenant. If a provision is determined to be void or unenforceable because it is too broad, the parties agree that the Court shall have the power to limit the restriction so as to make it enforceable.

               D. If a party incurs costs or expenses in enforcing this Stock Option Agreement, including attorney's fees and costs, the defaulting party shall pay to the prevailing party, upon demand, those fees and costs.

          12. This Stock Option Agreement is made in, and shall be construed under the laws of, the Commonwealth of Pennsylvania.

          Would you kindly evidence your acceptance of this option and your agreement to comply with the provisions hereof and of the Plan by executing this letter under the words "Agreed To and Accepted."

                                   Very truly yours,

                                   HEALTHCARE SERVICES GROUP, INC.

                                   By:---------------------------------
                                      Daniel P. McCartney
                                      Chairman and Chief Executive
                                      Officer
AGREED TO AND ACCEPTED:

- -----------------------

                                    EXHIBIT A


Healthcare Services Group, Inc.
2643 Huntington Pike
Huntingdon Valley, Pennsylvania 19006

Gentlemen:

          Notice is hereby given of my election to purchase _____ shares of Common Stock, $.01 par value (the "Shares"), of Healthcare Services Group, Inc. (the "Company"), at a price of $ per Share, pursuant to the provisions of the stock option granted to me on _________________, under the Company's 1995 Directors' Stock Option Plan. Enclosed in payment for the Shares is:

                ----
               /___/                my check in the amount of $________.

               ----
              /___/ ___________ Shares having a total value $________, such value being based on the closing price(s) of the Shares on the date hereof.

          The  following   information  is  supplied  for  use  in  issuing  and
registering the Shares purchased hereby:

                  Number of Certificates
                     and Denominations       ___________________

                  Name                       ___________________

                  Address                    ___________________

                                             ___________________

                  Social Security Number     ___________________


Dated:            _______________, ____

                                                Very truly yours,


                                                --------------------------